Exhibit 5.1
















                              May 12, 1994






                                                        (212) 701-3000




General Signal Corporation
High Ridge Park
Stamford, Connecticut 06904


             Re:  Registration Statement on Form S-3


Gentlemen:

          We have acted as counsel for General Signal Corporation (the "Company"), in connection with a post-effective amendment to the Company's Registration Statement, on Form S-3, File Numbers 33-25926 and 33-33929 (the "Registration Statement") relating to the registration by the Company of up to $300,000,000 aggregate proceeds from the issuance of: (i) senior debt securities to be offered in one or more series, from time to time, by the Company (the "Senior Debt Securities"), pursuant to an indenture (the "Senior Indenture") to be entered into between the Company and Chemical Bank (the "Senior Trustee"); (ii) subordinated debt secu-rities to be offered in one or more series, from time to time, by the Company (the "Subordinated Debt Securities and, together with



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the Senior Debt Securities the "Debt Securities"), pursuant to an indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") to be entered into between the Company and a trustee to be identified in the applicable Prospec-tus Supplement (the "Subordinated Trustee" and, together with the Senior Trustee, the "Trustees"); (iii) shares of the Company's preferred stock, par value $1.00 per share (the "Preferred Stock"), to be offered in one or more series, from time to time, by the Company; (iv) shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), to be offered, from time to time, by the Company; and (v) warrants to purchase Debt Securities, Preferred Stock and Common Stock of the Company (the "Warrants"). The Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to herein as the "Securi-ties." Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Statement.

          In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and Bylaws of the Company, each as amended, resolutions of the Board of Directors of the Company with respect to the filing of the Reg-istration Statement, the Indentures, and such other documents as we have deemed necessary or appropriate for the purpose of render-ing this opinion.

          In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as con-formed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon rep-resentations of officers of the Company.

          Based upon the foregoing, and subject to the effective-ness of the Registration Statement, as amended, under the Securi-ties Act of 1933, as amended, we advise you that in our opinion:

          1. When and if either Indenture has been duly quali-fied under the Trust Indenture Act of 1939, as amended, and has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery thereof by the appli-cable Trustee, such Indenture will be a valid and binding agree-ment of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by the laws of bankruptcy, insolvency, reorganization, fraudulent conveyance,









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moratorium or other similar laws now or hereafter in effect relat-
ing to creditors' rights generally and subject, as to enforceabil-ity, to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

          2. When and if any Warrant Agreement relating to the Securities has been duly authorized, executed and delivered by the Company, such Warrant Agreement will be a valid and binding agree-ment of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be lim-ited by the laws of bankruptcy, insolvency, reorganization, fraud-ulent conveyance, moratorium or other similar laws now or here-after in effect relating to creditors' rights generally and sub-ject, as to enforceability, to general principles of equity (regardless of whether such enforceability is considered in a pro-ceeding in equity or at law);

          3. When and if (i) the Senior Indenture under which a series of Senior Debt Securities is to be issued has been duly executed and delivered by the parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the defin-itive terms of any series of Senior Debt Securities and of their issue and sale has been duly established in accordance with the provisions of the Senior Indenture so as not to violate any appli-cable law or agreement or instrument then binding on the Company,
(iii) such series of Senior Debt Securities has been duly executed by the Company and authenticated by the Senior Trustee, (iv) such series of Senior Debt Securities has been issued and delivered in the manner contemplated by the Senior Indenture, the Registration Statement, the Prospectus contained therein and the applicable Prospectus Supplement, and (v) such series of Senior Debt Securi-ties has duly paid for by the purchasers thereof, such series of Senior Debt Securities will be entitled to the benefits of the Senior Indenture, and will be the valid and binding obligation of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by the laws of bank-ruptcy, insolvency, reorganization, fraudulent conveyance, morato-rium or other similar laws now or hereafter in effect relating to creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether such enforce-ability is considered in a proceeding in equity or at law);

          4. When and if (i) the Subordinated Indenture under which a series of Subordinated Debt Securities is to be issued has been duly executed and delivered by the parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the definitive terms of any series of Subordinated Debt Securities


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and of its issue and sale have been duly established in accordance with the provisions of the Subordinated Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company, (iii) such series of Subordinated Debt Securities has been duly executed by the Company and authenticated by the Subordinated Trustee, (iv) such series of Subordinated Debt Secu-rities has been issued and delivered in the manner contemplated by the Subordinated Indenture, the Registration Statement, the Pro-spectus contained therein and the applicable Prospectus Supple-ment, and (v) such series of Subordinated Debt Securities has duly paid for by the purchasers thereof, such series of Subordinated Debt Securities will be entitled to the benefits of the Subordi-nated Indenture, and will be the valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by the laws of bank-ruptcy, insolvency, reorganization, fraudulent conveyance, morato-rium or other similar laws now or hereafter in effect relating to creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether such enforce-ability is considered in a proceeding in equity or at law);

          5. When and if the definitive terms of any series of Preferred Stock and of the offering of such series of Preferred Stock have been duly established in accordance with a board resolution so as not to violate any applicable law or agreement or instrument then binding on the Company, and an appropriate cer-tificate of amendment to the Company's Restated Certificate of Incorporation has been filed in accordance with the New York Busi-ness Corporation Law for the issuance of the series of Preferred Stock in one or more series, and the Preferred Stock so offered has been issued or delivered from shares of the Company's autho-rized Preferred Stock reserved therefor and paid for by the pur-chasers thereof, in the manner contemplated by the Registration Statement, the Prospectus contained therein and in the applicable Prospectus Supplement, such Preferred Stock will be validly issued, fully paid and non-assessable;

          6. When and if the definitive terms of any offering of Common Stock has been duly established in accordance with a board resolution so as not to violate any applicable law or agreement or instrument then binding on the Company, and the Common Stock so offered has been issued or delivered from shares of the Company's authorized Common Stock reserved therefor and paid for by the pur-chasers thereof, in the manner contemplated by the Registration Statement, the Prospectus contained therein and in the applicable Prospectus Supplement, such Common Stock will be validly issued, fully paid and non-assessable;


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          7.   When and if the definitive terms of any offering of
Warrants to purchase Securities have been established in accor-dance with a board resolution so as not to violate any applicable law or agreement or instrument then binding on the Company, the Warrant Agreement relating thereto has been duly authorized, exe-cuted and delivered by the Company and the applicable Warrant Agent, and the Warrants so offered have been issued or delivered and paid for by the purchasers thereof in accordance with the terms of the applicable Warrant Agreement, the Registration Statement, the Prospectus contained therein and the applicable Prospectus Supplement, such Warrants will be duly and validly issued;

          8. When and if any Debt Securities and Preferred Stock that are by their terms convertible into Common Stock and that have been issued in accordance with paragraphs 3, 4, and 5 above, respectively, have been surrendered to the Company for conversion in accordance with the applicable terms of the Debt Securities or Preferred Stock , as applicable, and in the case of Debt Securi-ties, in accordance with the Subordinated Indenture, and the Com-mon Stock issuable upon such conversion has been duly issued or delivered from shares of the Company's authorized Common Stock reserved therefor, such Common Stock will be duly authorized, val-idly issued, fully paid and non-assessable;

            You have informed us that you intend to issue the Secu-rities, from time to time, on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regu-lations, as in effect on the date hereof. We understand that prior to issuing any Securities you will advise us in writing of the terms thereof, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

            We hereby consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Mat-ters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,




                                          CAHILL GORDON & REINDEL